Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155800

February 2010 Performance Update

The Frontier Fund Supplement Dated March 9, 2010 to Prospectus Dated February 16, 2010

The Frontier Fund Class 2 Original

T H E    F RO N T I E R    F U N D ’ S    G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

February performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 2 Original	February 28, 2010	February 28, 2010	NAV / Unit
	MTD	YTD
Balanced Series-2	1.87%	-3.57%	$134.06
Balanced Series-2a	1.81%	-3.68%	$113.28
Campbell/Graham/Tiverton Series-2	0.88%	-4.23%	$115.98
Currency Series-2	0.80%	-0.16%	$91.19
Long/Short Commodity Series-2	0.71%	-4.32%	$121.98
Winton/Graham Series-2	1.90%	-5.01%	$121.96
Winton Series-2	3.06%	-0.07%	$130.01
Long Only Commodity Series-2	3.76%	-2.71%	$87.84
Managed Futures Index Series-2	-0.81%	0.58%	$121.97

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of February 28, 2010. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$8,268,062.72
Unrealized trading gain/(loss)			(6,713,950.38)
Less: commissions			(94,731.63)
Less: FCM fees			(22,375.99)
Foreign currency gain/(loss)			(2,291.64)
Interest income			9,949.66

Total Income			1,444,662.74

EXPENSES

Management fees			23,904.43
Incentive fees			67,355.45

Total Expenses			91,259.88

Net Income (Loss)			$1,353,402.86

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	552,012.57324	$72,639,772.47	131.59
Current month additions	—	—
Current month redemptions	(12,901.76797)	(1,721,662.03)
Net Income (loss) for current month		1,353,402.86

Net Asset Value, end of current month	539,110.80527	$72,271,513.30	134.06

	Monthly rate of return		1.87%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Balanced Series 2

THE FRONTIER FUND BALANCED SERIES - 2a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$353,499.87
Unrealized trading gain/(loss)			(287,412.01)
Less: commissions			(4,046.65)
Less: FCM fees			(956.62)
Foreign currency gain/(loss)			(101.40)
Interest income			3,044.40

Total Income			64,027.59

EXPENSES

Trading Fee			4,439.02
Management fees			1,020.90
Incentive fees			2,847.50

Total Expenses			8,307.42

Net Income (Loss)			$55,720.17

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	28,048.35941	$3,120,609.60	111.26
Current month additions	—	—
Current month redemptions	(685.51489)	(76,758.43)
Net Income (loss) for current month		55,720.17

Net Asset Value, end of current month	27,362.84452	$3,099,571.34	113.28

	Monthly rate of return		1.81%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Balanced Series 2a

THE FRONTIER FUND CAMPBELL/GRAHAM/TIVERTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(72,339.22)
Unrealized trading gain/(loss)			183,450.79
Less: commissions			(4,239.16)
Less: FCM fees			(3,517.87)
Foreign currency gain/(loss)			(561.39)
Interest income			49.01

Total Income			102,842.16

EXPENSES

Management fees			22,048.09
Incentive fees			—

Total Expenses			22,048.09

Net Income (Loss)			$80,794.07

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	81,213.03089	$9,336,517.38	114.96
Current month additions	—	—
Current month redemptions	(3,119.53226)	(360,141.25)
Net Income (loss) for current month		80,794.07

Net Asset Value, end of current month	78,093.49863	$9,057,170.20	115.98

	Monthly rate of return		0.88%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Campbell/Graham/Tiverton Series 2

THE FRONTIER FUND CURRENCY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$3,845.75
Unrealized trading gain/(loss)			104,773.91
Net change in inter-series payables			(97,345.92)
Less: FCM fees			(4,964.60)
Interest income			8,541.25

Total Income			14,850.39

EXPENSES

Management fees			7,773.85
Incentive fees			10.75

Total Expenses			7,784.60

Net Income (Loss)			$7,065.79

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	14,882.78603	$1,346,383.55	90.47
Current month additions	—	—
Current month redemptions	(5,523.82919)	(500,000.00)
Net Income (loss) for current month		7,065.79

Net Asset Value, end of current month	9,358.95684	$853,449.34	91.19

	Monthly rate of return		0.80%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Currency Series 2

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(648,194.44)
Unrealized trading gain/(loss)			818,590.96
Less: commissions			(16,212.98)
Less: FCM fees			(5,415.78)
Foreign currency gain/(loss)			(257.65)
Interest income			13,885.82

Total Income			162,395.93

EXPENSES

Management fees			52,644.32
Incentive fees			8,509.85

Total Expenses			61,154.17

Net Income (Loss)			$101,241.76

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	117,368.71893	$14,215,895.66	121.12
Current month additions	—	—
Current month redemptions	(60.86873)	(7,478.26)
Net Income (loss) for current month		101,241.76

Net Asset Value, end of current month	117,307.85020	$14,309,659.16	121.98

	Monthly rate of return		0.71%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Long/Short Commodity Series 2

THE FRONTIER FUND WINTON/GRAHAM SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(377,334.54)
Unrealized trading gain/(loss)			629,480.78
Less: commissions			(5,664.55)
Less: FCM fees			(4,392.41)
Foreign currency gain/(loss)			(357.45)
Interest income			6,681.93

Total Income			248,413.76

EXPENSES

Management fees			29,064.04
Incentive fees			—

Total Expenses			29,064.04

Net Income (Loss)			$219,349.72

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	96,427.60048	$11,540,945.71	119.69
Current month additions	—	—
Current month redemptions	(76.69353)	(9,188.16)
Net Income (loss) for current month		219,349.72

Net Asset Value, end of current month	96,350.90695	$11,751,107.27	121.96

	Monthly rate of return		1.90%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Winton/Graham Series 2

THE FRONTIER FUND WINTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(129,330.44)
Unrealized trading gain/(loss)			444,960.83
Less: commissions			(1,107.64)
Less: FCM fees			(3,685.60)
Foreign currency gain/(loss)			(227.40)
Interest income			1,336.56

Total Income			311,946.31

EXPENSES

Management fees			19,738.26
Incentive fees			—

Total Expenses			19,738.26

Net Income (Loss)			$292,208.05

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	78,203.06892	$9,864,869.21	126.14
Current month additions	—	—
Current month redemptions	(2,000.69030)	(250,000.00)
Net Income (loss) for current month		292,208.05

Net Asset Value, end of current month	76,202.37862	$9,907,077.26	130.01

	Monthly rate of return		3.06%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Winton Series 2

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$32,663.26
Unrealized trading gain/(loss)			94.82
Less: commissions			—
Less: FCM fees			(337.44)
Foreign currency gain/(loss)			—
Interest income			1,573.56

Total Income			33,994.20

EXPENSES

Management fees			890.60
Incentive fees			—

Total Expenses			890.60

Net Income (Loss)			$33,103.60

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	10,410.61152	$881,408.61	84.66
Current month additions
Current month redemptions
Net Income (loss) for current month		33,103.60

Net Asset Value, end of current month	10,410.61152	$914,512.21	87.84

	Monthly rate of return		3.76%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Long Only Commodity Series 2

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(61,017.75)
Unrealized trading gain/(loss)			24,178.23
Less: commissions			(1,031.01)
Less: FCM fees			(1,339.87)
Foreign currency gain/(loss)			526.41
Interest income			1,442.91

Total Income			(37,241.08)

EXPENSES

Management fees			5,647.22
Incentive fees			—

Total Expenses			5,647.22

Net Income (Loss)			$(42,888.30)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	16,011.19317	$1,968,926.64	122.97
Current month additions	16,176.19081	2,000,000.00
Current month redemptions	—	—
Net Income (loss) for current month		(42,888.30)

Net Asset Value, end of current month	32,187.38398	$3,926,038.34	121.97

	Monthly rate of return		-0.81%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Managed Futures Index Series 2